Exhibit 99.1

To: All PMC Employees

From: Greg Lang

Date: October 5, 2015

Subject: PMC to be Acquired by Skyworks Solutions

Dear PMC Employees,

I am delighted to share with you that today we announced our agreement to be acquired by Skyworks Solutions. As you may know, Skyworks is a market leader in analog and connectivity semiconductors whose solutions are enabling a variety of wireless applications spanning automotive, connected home, industrial, medical, military, smartphone, tablet and wearable markets. Headquartered in Woburn, Massachusetts, Skyworks is a global company with engineering, marketing, operations, sales, and service facilities located throughout Asia, Europe and North America.

By joining forces with Skyworks, we are able to realize our vision of transforming the broader communications landscape through unparalleled product breadth and operational scale. We could not have found a better partner with this team given their deep global sales channels, leadership applications support and world class supply chain. Together, we plan to develop a wider range of leading-edge solutions for our customers, target new growth vectors and enable some of the most exciting networking and storage platforms in the world, while delivering immediate value for our shareholders.

Looking ahead, I ask for your full support and cooperation as we launch the integration planning process. We expect the transaction to close in the first half of calendar 2016 and will provide updates as needed. Until then, Skyworks and PMC will remain as separate, independent companies and we should continue business as usual.

Congratulations to all! We are embarking on an exciting journey towards creating an end-to-end connectivity, internet infrastructure and enterprise storage market leader.

- Greg

Forward-Looking Statements

Certain statements made herein, including, for example, the expected date of closing of the merger and the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1965, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that could be instituted against PMC or its directors or Skyworks related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those detailed in PMC’s Annual Report on Form 10-K for the year ended December 27, 2014 and our most recent quarterly report filed with the SEC and Skyworks’ Annual Report on Form 10-K for the year ended October 3, 2014 and its most recent quarterly report filed with the SEC. The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information to be Filed with the SEC

PMC plans to file with the SEC and mail to our stockholders a proxy statement in connection with the transaction. Additionally, PMC will file other relevant materials with the SEC in connection with the transaction. The proxy statement and other relevant materials will contain important information about PMC, Skyworks the transaction and related matters. Investors and security holders are urged to read the proxy statement and the other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Investors and security holders will be able to obtain free copies of the proxy statement and relevant other documents filed with the SEC by PMC and Skyworks through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement and the other relevant documents filed with the SEC by PMC from PMC by contacting Joel Achramowicz at (408) 239-8630.

PMC and Skyworks, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding PMC’s directors and executive officers is contained in PMC’s Form 10-K for the year ended December 27, 2014 and our proxy statement dated March 20, 2015, which are filed with the SEC. Information regarding Skyworks’ directors and executive officers is contained in Skyworks’ Form 10-K for the year ended October 3, 2014 and its proxy statement dated April 8, 2015. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.